UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934.

Date of Report: June 4, 2009 (Date of earliest event reported)
Prospect Capital Corporation (Exact name of registrant as specified in its charter)

MD (State or other jurisdiction of incorporation)	333-114552 (Commission File Number)	43-2048643 (IRS Employer Identification Number)

10 East 40th Street, 44th Floor, New York, New York 10016 (Address of principal executive offices)		10016 (Zip Code)
212 448-0702 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On June 1, 2009, Prospect Capital Corporation (“Prospect”) and Coöperative Centrale Raisseisen-Boerenleenbank B.A., “Rabobank Nederland,” New York Branch (“Rabobank”) entered into a Third Amendment to the Loan and Servicing Agreement originally dated as of June 6, 2007, among Prospect Capital Funding LLC, Prospect and Rabobank (the “Third Amendment”).  The revolving period for Prospect’s credit facility with Rabobank, which matures on June 6, 2010, was previously scheduled to finalize on June 6, 2009.  Pursuant to the Third Amendment, Prospect and Rabobank agreed to extend this revolving period date to June 30, 2009 to allow for documentation of a further extension.

Prospect is currently finalizing documentation with Rabobank and certain other banks to further extend the revolving period date until June 2010, with an expected maturity in June 2011, and Prospect is negotiating final commitment letters and definitive documentation toward such extension.  The facility is expected to have an investment grade rating of A2 or better, as well as an accordion feature to allow for upsizing.  The new facility is subject to documentation and other conditions customary for such processes.  While Prospect is optimistic that it can successfully reach an agreement, there can be no guarantee any new facility will be consummated.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 4, 2009	PROSPECT CAPITAL CORPORATION By: /S/ John F. Barry III John F. Barry III Chief Executive Officer